Exhibit 99.2

Outperformed the NBI Index by 22% in 2016 Differentiated products addressing a $20+ billion market 32% quarterly compounded growth rate in royalty revenue in last 10 quarters $210 million returned to investors since Q1 2015 Continuing to reduce operating expenses as a percent of total net revenue (14% in Q4 2016) Global Long-Acting Bronchodilator Market Demonstrated Performance for Investors Significant Global Market Opportunity Demonstrated Cash Generating Capacity & Strong Balance Sheet Long Duration Royalty Portfolio with Cash Return Priority RELVAR®, BREO®, ANORO® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies. BREO® ELLIPTA® FDA Approved for COPD and Asthma in adults and ANORO® ELLIPTA® FDA Approved for COPD; BREO® ELLIPTA® and ANORO® ELLIPTA® are not indicated for the relief of acute bronchospasm. Full U.S. Prescribing Information, including BOXED WARNING and Medication Guide for BREO® ELLIPTA® and ANORO® ELLIPTA® are available at us.gsk.com. Strong Patent Estate with GSK Long Duration Royalty Portfolio Greater of 15 years from launch or last valid patent Royalties extend into late 2020s RELVAR®/ BREO® ELLIPTA® GSK pays 15% royalty on first $3.0B of annual global net sales; 5% for all annual global net sales above $3.0B ANORO® ELLIPTA® GSK pays upward tiering of 6.5% to 10% royalties on annual global net sales Total royalties earned 22% Outperformed the NBI Index by 22% in 2016 Q4 2016 growth vs. Q4 2015 Royalty revenue: Operating income: Net income: 80% 118% 492% Strong cash position ($150M)1 Royalty Notes ($487M)1 Non-recourse feature limits cash to debt ratio risk 40% cash sweep provides repayment flexibility Convertible Notes ($241M)1 Represents low-cost debt complement Well Capitalized (100% of LTM Adjusted EBITDA) (60% of LTM Adjusted EBITDA) 4.3x 1.1x COPD Market Growth Drivers: Expansion of aging population Patients diagnosed earlier Large, Stable Asthma Market: Data from 2014 suggests that across the US, Japan, and EU-5, ~60% of ICS/LABA sales were for use in Asthma RELVAR®/ BREO® ELLIPTA® Approved for COPD/Asthma, marketed globally US Market Share: 23% NBRx; 14.8% TRx (3.5% TRx market share growth since end Q3 2016)* $273 million Global Net Sales in Q4 2016 ANORO® ELLIPTA® Approved for COPD, marketed globally US Market Share: 19.8% NBRx; 11.3% TRx (6% TRx market share growth since start of 2016)* $91 million Global Net Sales in Q4 2016 Figures as of 12/31/16 $20+ Billion *Source: This information is an estimate derived from the use of information under license from the following IMS Health Inc. information service: National Prescription Audit for the period ending February 17, 2017. IMS expressly reserves all rights, including rights of copying, distribution and republication. ** ** **Non-GAAP Financial Measure, please refer to Appendix for reconciliation to GAAP Measures - 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 45.0 50.0 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 $ millions ANORO ® ELLIPTA ® RELVAR ® / BREO ® ELLIPTA ® $- $100 $200 $300 $400 $500 $600 With Royalty Notes Without Royalty Notes $ millions Net Debt LTM Adjusted EBITDA

This presentation contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “goal”, “intend”, “objective”, “opportunity”, “plan”, “potential”, “target” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve substantial risks, uncertainties and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this presentation and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: lower than expected future royalty revenue from respiratory products partnered with GSK, the commercialization of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® in the jurisdictions in which these products have been approved; the strategies, plans and objectives of Innoviva (including Innoviva’s growth strategy and corporate development initiatives beyond the existing respiratory portfolio); the timing, manner, amount and planned growth of anticipated potential capital returns to stockholders (including, without limitation, statements regarding Innoviva’s expectations of future purchases under its capital return programs and future cash dividends); the status and timing of clinical studies, data analysis and communication of results; the potential benefits and mechanisms of action of product candidates; expectations for product candidates through development and commercialization; the timing of regulatory approval of product candidates; and projections of revenue, expenses and other financial items. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this presentation is provided only as of March 6, 2017, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law. Forward-Looking Statements 2 ©2017 INNOVIVA Use of Non-GAAP Financial Measures In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”) and should be viewed in addition to, and not as a substitute for, Innoviva’s reported results. Innoviva believes that the non-GAAP financial information provided in this presentation can assist investors in understanding and assessing Innoviva's on-going operations and prospects for the future and provides an additional tool for investors to use in comparing Innoviva's financial results with other companies in Innoviva's industry or with similar operating profiles. Investors are encouraged to review the reconciliation of Innoviva's non-GAAP financial measures to their most directly comparable GAAP financial measures. Please see the financial table below entitled “Reconciliation of GAAP to Non-GAAP Operating Results” for additional information and the reconciliations of these non-GAAP financial measures to the closest GAAP financial measures.

# Reconciliation of Non-GAAP Financial Measures to GAAP

In certain circumstances, results have been presented that are not generally accepted accounting principles measures ("Non-GAAP") and should be viewed in addition to, and not as a substitute for, Innoviva's reported results. Innoviva believes that the non-GAAP financial information provided in this presentation can assist investors in understanding and assessing Innoviva's on-going operations and prospects for the future and provides an additional tool for investors to use in comparing Innoviva's financial results with other companies in Innoviva's industry or with similar operating profiles. Investors are encouraged to review the reconciliation of Innoviva's non-GAAP financial measures to their most directly comparable GAAP financial measures.

Please see the reconciliation below for additional information and the reconciliations of these non-GAAP financial measures to the closest GAAP financial measures.

## Reconciliation of GAAP to Non-GAAP Operating Results

(in thousands)

| | Eight Quarters Ended Dec. 31, 2016 | Twelve Months Ended Dec. 31, 2016 |
|---|---|---|
| | (unaudited) | (unaudited) |
| **EBITDA:** | | |
| GAAP net income | $ 40,776 | $ 59,536 |
| **Non-GAAP adjustments:** | | |
| Interest expense (income), net | 103,294 | 51,834 |
| Stock-based compensation | 15,171 | 8,297 |
| Depreciation | 240 | 131 |
| Amortization of capitalized fees paid to a related party | 27,646 | 13,823 |
| **Adjusted EBITDA** | $ 187,127 | $ 133,621 |

# Where to Find Additional Information

Innoviva, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with Innoviva's 2017 annual meeting of stockholders (the "2017 Annual Meeting"). On March 7, 2017, Innoviva filed a preliminary proxy statement with the SEC in connection with the solicitation of proxies for the 2017 Annual Meeting. Prior to the 2017 Annual Meeting, Innoviva will furnish a definitive proxy statement to its stockholders (the "2017 Proxy Statement"), together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT INNOVIVA WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement for the 2017 Annual Meeting and will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting.

Stockholders will be able to obtain, free of charge, copies of the 2017 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by Innoviva with the SEC in connection with the 2017 Annual Meeting at the SEC's website (http://www.sec.gov), at Innoviva's website (http://investor.inva.com/sec.cfm), by email at investor.relations@inva.com or by mail at Innoviva, Inc., Attn: Investor Relations, 2000 Sierra Point Parkway, Suite 500, Brisbane, California 94005. In addition, copies of the proxy materials, when available, may be requested from Innoviva's proxy solicitor, Innisfree M&A Incorporated at 501 Madison Ave, 20th Floor, New York, NY 10022 or toll-free at (888) 750-5834.

©2017 INNOVIVA
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